FILED PURSUANT TO
RULE 424(B)(3)
REGISTRATION NO: 333-283813
PROSPECTUS
914,634 Shares of Common Stock
Offered by the Selling Stockholders

This prospectus relates to the resale, from time to time, of up to 914,634 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under the section “Selling Stockholders” (the “Offering”). The Shares covered by this prospectus were issued pursuant to a Purchase Agreement the Company entered into on December 3, 2024 and closed on with the Selling Stockholders on December 4, 2024 (the “Purchase Agreement”), and consist of up to 914,634 shares of our common stock that are issuable upon conversion of convertible senior notes in the original principal amount of $3,750,000 (the “Convertible Notes”). We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.
Sales of the Shares by the Selling Stockholders may occur at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both. If required, the number of Shares to be sold, the public offering price of those Shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Shares hereunder.
You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “SDOT.” The last reported sale price of our common stock on The Nasdaq Capital Market on December 10, 2024 was $3.97 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated December 20, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.
This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise indicates, we use the terms “Sadot,” “company,” “we,” “us,” and “our” in this prospectus to refer to Sadot Group Inc., a Nevada corporation, and, where appropriate, our subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, without limitation, the evolving and highly competitive markets in which we operate; industry trends in the markets in which we compete, including the demand for and marketability of our services and products; our ability to raise additional capital to finance our activities; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; the evolution of legal and regulatory developments in the United States and foreign countries impacting the industries in which we operate; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page 6 and in the documents incorporated by reference into this prospectus.
THE COMPANY
Corporate Overview
Sadot Group Inc. is our parent company and is headquartered in Burleson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-foods supply-chain. As of September 30, 2024, Sadot Group consisted of two distinct operating units.
•Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.
•Sadot Restaurant Group, LLC ("Sadot Food Services"): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill. We sold the subscription-based fresh prep meal concept, SuperFit Foods, in August 2024. The restaurants were founded on the belief of taking every-day menu options and converting them into “healthier for you” menu choices. Consumers are demanding healthier choices, customization, flavor and convenience. Each of our concepts offers different menus that are tailored to specific consumer segments. We believe our concepts deliver highly differentiated customer experiences. This entire operating segment was identified as held for sale.
Corporate Information
Our principal executive offices are located at 295 E. Renfro Street, Suite 209, Burleson, Texas 76028, and our telephone number at that address is (832) 604-9568. Our website is https://www.sadotgroupinc.com. The information contained on, or that can accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Issuer	Sadot Group Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	914,634 shares (1)

Shares of Common Stock outstanding before the Offering	5,864,868 shares (2)

Share of Common Stock outstanding after completion of this Offering, assuming the sale of all Shares offered hereby	6,779,502 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

Market for common stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “SDOT.”

Risk Factors
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 6 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

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(1)This amount consists of 914,634 shares of Common Stock issuable upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement.
(2)The number of shares of Common stock Outstanding before and after the Offering is based on 5,864,868 shares outstanding as of December 10, 2024, and excludes the following: (i) 81,250 shares issuable upon the exercise of outstanding stock options; and (ii) 1,593,008 shares issuable upon the exercise of outstanding warrants.
Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants, and reflects an assumed public offering price of $3.97 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 10, 2024.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
USE OF PROCEEDS
All proceeds from the resale of the Shares offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 20,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.
As of December 10, 2024, there were 5,864,868 shares of common stock issued and outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Pursuant to our Articles of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.
Outstanding Options and Warrants
The Company has 81,250 shares of our common stock that are subject to outstanding options and 1,593,008shares of our common stock that are subject to outstanding warrants as of December 10, 2024.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws and of Nevada Law
Nevada Law
Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.
Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.
Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.
Removal of Directors. Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.
Articles of Incorporation and Bylaws
No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each stockholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority stockholder to elect a director. Our articles of incorporation deny stockholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining stockholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Sadot by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.
Limitations on Liability and Indemnification of Officers and Directors
The NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our articles of incorporation, as amended, require us, to the fullest extent permitted by the NRS, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
The limitation of liability and indemnification provisions under the NRS and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing of Common Shares
Our common stock is listed on the Nasdaq Capital Market under the symbol “SDOT.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare, Inc., located at 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

PRIVATE PLACEMENT OF CONVERTIBLE NOTES
On December 3, 2024, we entered into a Purchase Agreement (the “Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “Convertible Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company (the “Offering”). RBW Capital Partners LLC, offering all securities through Dominari Securities LLC, served as the exclusive placement agent for the Offering. The Offering closed on December 4, 2024.
Pursuant to the Agreement, the Convertible Notes were issued with an original issue discount of 20%. The Convertible Notes will mature on December 4, 2025, unless earlier converted upon the satisfaction of certain conditions. The conversion price of the Notes is $4.10 per share of common stock. The Notes include a “Most Favored Nation” clause which grants to the Purchasers the right to claim better conversion terms should the Company provide such to any as long as the Convertible Notes are outstanding. The Purchasers will be prohibited from effecting a conversion of the Convertible Notes to the extent that, as a result of such conversion, a Purchaser would beneficially own more than 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. The Company agreed to register the shares of common stock underlying the Convertible Notes for resale under a Registration Statement on Form S-3, pursuant the Securities Act of 1933. The Company must file a registration statement by the 10th day following the closing date.
The Convertible Notes contain a covenant prohibiting the Company to incur, guarantee or assume any indebtedness, other than certain permitted indebtedness, create or allow or suffer any mortgage, lien, security interest or other encumbrance on its property or assets , other than permitted liens, redeem, defease, repurchase, repay or make any payments in respect of any indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Convertible Notes has occurred and is continuing, declare or pay any cash dividend or distribution on any stock or other equity interest of the Company, or make, any change in the nature of its business or modify its corporate structure or purpose. The Convertible Notes contain customary events of default and customary penalties for the Company’s failure to issue conversion shares on a timely basis. The Registration Rights Agreement contains customary penalties for our failure to file the registration statement or cause it to become effective on a timely basis and for certain other events.
The Company issued and sold the Notes and any shares of common stock issuable upon conversion of the Convertible Notes in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law.
Any representations and warranties contained in the Purchase Agreement, the Convertible Notes, the Warrants, and the other agreements executed in connection therewith, were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties, and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties.
The foregoing information is only a brief description of the material terms of the Purchase Agreement, the Convertible Notes, and the Registration Rights Agreement and does not purpose to be a complete description of the rights and obligations of the parties thereunder and, as such, is qualified by reference to the full text of the forms of the Purchase Agreement, the Convertible Notes and the Registration Rights Agreement, the forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to our Current Report on Form 8-K filed with the SEC on December 4, 2024, and are incorporated herein by reference.

SELLING STOCKHOLDERS
The common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Convertible Notes. For additional information regarding the issuances of those shares of common stock underlying the Convertible Notes, see “Private Placement of Convertible Notes” above. We are registering the shares of common stock underlying the Convertible Notes in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes, the Selling Stockholders have not had any material relationship with us within the past three years.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the Convertible Notes, as of December 10, 2024, assuming conversion of the notes held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercises.
The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.
In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon conversion of the Convertible Notes, determined as if the outstanding notes were converted in full, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the conversion of the Convertible Notes. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.
Under the terms of the notes, a selling shareholder may not convert the Convertible Notes to the extent such conversion would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such notes which have not been converted. The number of shares in the second and fourth columns do not reflect these limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of shares of Common Stock Beneficially Owned Prior to the Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering (2)
Secure Net Capital (3)	304,878	304,878	0
Target Capital 12 LLC (4)	609,756	609,756	0
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(1)Figures in this column include the Shares, which are issuable upon conversion of the Convertible Notes without taking account of any limitation on conversion and exercise pursuant to the terms of the Convertible Notes.
(2)Assumes that, after the date of this prospectus and prior to completion of this offering, none of the Selling Stockholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such Selling Stockholders as of the date hereof and not offered hereby
(3)Alois Rubenbauer is the managing member and has voting and investment power over the reported shares offered hereby. The address of the selling stockholder is 461 Plaza Dr., Dunedin, Florida 34698.
(4)Dmitriy Shapiro is the managing member and has voting and investment power over the reported shares offered hereby. The address of the selling stockholder is 144 Hillside Village, Rio Grande, Puerto Rico 00745.

PLAN OF DISTRIBUTION
Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Fleming PLLC will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Sadot Group Inc. incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2023 and 2022 have been included herein in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.sadotgroup inc.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 20, 2024;
•Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on May 15, 2024, August 13, 2024, and November 12, 2024, respectively;
•Current Reports on Form 8-K (or Form 8-K/A) filed on March 20, 2024, April 17, 2024, May 8, 2024, May 15, 2024, August 13, 2024, August 19, 2024, September 25, 2024, October 16, 2024, November 12, 2024, November 13, 2024, November 18, 2024 and December 4, 2024; and
•the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 20, 2024 (File No. 001-10235), for the fiscal year ended December 31, 2023, and any amendment or other report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Sadot Group Inc.
Attention: Chief Executive Officer
295 E. Renfro Street, Suite 209
Burleson, Texas 76028
Telephone: (832) 604-9568
You also may send communications by email to ir@sadotgroupinc.com.

914,634 Shares of Common Stock
Offered by the Selling Stockholders

PROSPECTUS

December 20, 2024